EXHIBIT 10.32
HOLLANDSCHE BANK-UNIE N.V.
CREDIT AGREEMENT
The undersigned:
1.	Adventure Two S.A., established in Majuro, Marshall Islands, Adventure Three S.A., established in Majuro, Marshall Islands, hereinafter (together and individually) referred to as ‘the Borrower’,

2.	HOLLANDSCHE BANK-UNIE N.V., having its registered office in Rotterdam, the Netherlands, hereinafter referred to as ‘HBU’.
Have agreed as follows:
On the basis of the information supplied to HBU, the Borrower is granted a facility on the terms and conditions and at the rates and charges stated in this agreement and the appendix hereto. The facility is granted to finance the Borrower’s business activities.

Facility amount	USD	9,000,000	(was USD 5,000,000)

Breakdown of facility amount
Overdraft facility I	USD	3,250,000
Overdraft facility II	USD	1,750,000
Overdraft facility III	USD	4,000,000	(new)
Overdraft facility I and II
These credits may also be used for drawing short-term loans in USD. The terms and conditions governing these short-term loans are incorporated in separate short-term loan agreements.
Reduction scheme overdraft facility I
Except for earlier alteration, the limit of the overdraft facility will be reduced in successive three-monthly instalments according to the below schedule:
2 instalments of USD 75,000, on 27 June 2007 and 27 September 2007,
1 instalment of USD 100,000 on 27 March 2008,
2 instalments of USD 500,000, on 27 June 2008 and 27 September 2008 and
1 instalment of USD 2,000,000 on 27 December 2008
Reduction scheme overdraft facility II
Except for earlier alteration, the limit of the overdraft facility will be reduced by USD 425,000 per three months and a last instalment of USD 900,000, the next instalment is due on 27 June 2007.
Reduction scheme overdraft facility III
Except for earlier alteration, the limit of the overdraft facility will be reduced to nil on 1 June 2008.

Rates and charges
Overdraft facility
•	Current variable USD debit interest rate, based on the market rate, will be 7.57%. (amendment)

•	Short term loans: libor + 1.95%.

•	Upfront fee: USD 32,000
The upfront fee will be charged after this Credit Agreement has been signed.
Security and covenants
•	All moneys mortgage, on the vessel m.v. “Free Destiny”, registered under the flag of the Marshall Islands. IMO number 8128157, call letters V7GD8. Fuller details are included in the mortgage deed. On this mortgage the laws of the Marshall Islands will be applicable. As far as possible HBU’s General Conditions applicable to Ship Mortgages are incorporated in the mortgage deed.

•	First preferred mortgage of USD 6,000,000 on the vessel m.v. “Free Envoy”, registered under the flag of the Marshall Islands. Official number 2161, call letters V7GR6. Fuller details are included in the mortgage deed. On this mortgage the laws of the Marshall Islands will be applicable. As far as possible HBU’s General Conditions applicable to Ship Mortgages are incorporated in the mortgage deed.

•	Joint and several liability of all parties named under 1. above, pursuant to 1.4 of the HBU General Credit Provisions.

•	Corporate guarantee of USD 500,000, plus interest and costs, from FreeSeas, Inc., established in Majuro, Marshall Islands.

•	Pledge of rights and earnings under time charter contracts concluded or to be concluded.

•	Pledge of rights under hull and machinery insurance policy.

•	Pledge of rights under protection and indemnity risk insurance policy.

•	Letter of Comfort from FS Holdings S.A. and The Mida’s Touch S.A. and/or another entity according to the consent of HBU, to be modelled according to the wording already indicated.

•	Statement to be provided by HSH Nordbank in which they declare that they fully respect the existing mortgages in favour of HBU meaning that they accept to be second in rank on these two vessels MV “Free Envoy” and MV “Free Destiny”.

•	To the extent the Borrower is not already obliged to do so on any other basis, the Borrower hereby further undertakes to provide HBU with all of the following security as security for the obligations referred to in I.3.1 of the HBU General Credit Provisions:
•	a right of pledge on all assets referred to in Article 18 of the General Banking Conditions of HBU.

In order to effectuate the above, the Borrower hereby pledges to HBU, to the extent not already pledged to HBU pursuant to Article 18 of the General Banking Conditions of HBU, the present and future debts owing — as regards future debts, the pledge being made in advance — by HBU to the Borrower as security as stated above. The Borrower hereby grants HBU a power of attorney to pledge these debts, at any time and repeatedly, to itself on behalf of the Borrower. This power of attorney is unconditional and irrevocable.

•	a right of pledge on the rights of recourse and the subrogated rights arising pursuant to the joint and several liability referred to in I.4.3 of the HBU General Credit Provisions. In order to effectuate the above, the Borrower hereby pledges to HBU, to the extent not already pledged to HBU in accordance with I.4.3. of the HBU General Credit Provisions, his aforementioned rights of recourse as security as stated above. If the Borrower is subrogated to the rights of HBU, HBU reserves a pledge on the subrogated rights as security as stated above.
HBU hereby accepts the above rights of pledge. This Credit Agreement constitutes a notice of these pledges to the other parties referred to as the Borrower and to HBU.
Other provisions
•	The overdraft facility III will be repaid from the proceeds of a convertible loan to be privately placed.
(new)
•	Before disbursement Borrower will provide HBU with a copy of the financing offer from HSH Nordbank. The contents thereof must be acceptable to HBU.
(new)
•	Before disbursement Borrower will provide HBU with his audited financials over 2006 which have to be to HBU’s convenience.
(new)
•	Borrower will give HBU the time charter agreements for inspection. The contents thereof must be acceptable to HBU.
•	At any moment at least 52% of the value of the vessels must be covering the outstanding facility.
(amendment)
•	Before granting the overdraft facility III HBU will receive a valuation report of the vessels from Anglo Dutch Shipbrokers. The contents, including a value of at least USD 10,000,000 and USD 7,500,000, must be acceptable to HBU.
(new)
•	The Borrower will submit once a year to HBU a valuation report of the mortgaged vessels. The contents must be acceptable to HBU.

•	There will be no change of ownership with respect to the shares in the companies of the Borrower.

•	All relations between the Borrower and HBU shall be subject to the General Banking Conditions of HBU. In addition, the credit relationship concerned shall also be subject to the HBU General Credit Provisions of July 2006, attached to this Credit Agreement. By signing this Credit Agreement the Borrower declares that he has received a copy of the General Banking Conditions and the HBU General Credit Provisions and is fully aware of the contents thereof.

Signature:
Rotterdam, 7 May 2007
HOLLANDSCHE BANK-UNIE N.V.
/s/ Illegible
Majuro, ..................................2007

Adventure Two S.A.	Adventure Three S.A.

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